Exhibit 99.1

Sharon AI Announces Closing of Private Offering of Convertible Senior Notes With Aggregate Gross Proceeds of US$350 Million

New York, USA, May, 20 2026 – Today, SharonAI Holdings Inc. (NASDAQ:SHAZ) and its subsidiaries (“Sharon AI” or “the Company”), a leading Australian Neocloud, announced the closing of its previously announced offering of Convertible Senior Notes due in 2031 (the “Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The financing was led by Oaktree Capital Management, L.P. (“Oaktree”), including funds and accounts within Oaktree’s Value Opportunities investment strategy, with participation from Two Seas Capital LP and other new and existing institutional investors.

As previously stated, the Company intends to use the proceeds from the offering to fund GPU and network procurement, along with working capital to support revenue-generating AI cloud deployments. This includes the previously announced cloud computing infrastructure agreement with a global technology company with a major Asia-Pacific presence, valued at approximately US$950 million over five years, from which revenue is expected to commence by the end of the third and fourth quarters of 2026.

Information about the terms of the Notes can be found in the Company’s report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 28, 2026.

Lucid Capital Markets acted as sole placement agent for this transaction.

Sheppard Mullin Richter & Hampon served as counsel for Sharon AI for this transaction. Ellenoff Grossman & Schole LLP served as counsel for the placement agent for this transaction. Latham & Watkins LLP served as counsel to Oaktree for this transaction.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

Disclosure Information

Sharon AI primarily uses its Investor Relations page (https://sharonai.com/investors/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. The Company also notes that, at times, it uses other communication mediums including, but not limited to, its X account (sharon__ai) and/or LinkedIn account (sharon-AI) to disseminate information about the Company, and can be additional sources of information outside press releases, regulatory filings with the SEC and any other conference calls, webcasts, investor days, etc. that the company may hold.

About Sharon AI

Sharon AI, a leading Australian Neocloud, is a High-Performance Computing company focused on Artificial Intelligence and Cloud GPU Compute Infrastructure. Our cloud GPU platform and compute infrastructure is accelerating the build of AI factories and sovereign AI solutions, powering the next wave of accelerated computing adoption. For more information, visit www.sharonai.com.

Contacts

Sharon AI Media Enquiries:

Zachary Nevas

IMS Investor Relations

+1 203.972.9200

sharonai@imsinvestorrelations.com

Forward-Looking Statements

This press release may contain, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are not historical facts and which are not assurances of future performance. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “strategy,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions or references to future periods. Forward-looking statements in this release include specific statements regarding the completion of the offering and the intended use of proceeds. Examples of such forward-looking statements include but are not limited to express or implied statements regarding Sharon AI’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding:

●	Service and product offerings;
●	Use of proceeds;
●	Acceleration of the deployment of assets;
●	Acceleration of Sharon AI’s ability to engage with additional potential customers;
●	Expansion of Sharon AI’s data center footprint;
●	The firming of Sharon AI’s ability to formally lease additional capacity; and
●	The strengthening of Sharon AI’s partner network.

In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements include, among others, all of the risks described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the SEC. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the SEC, which are available at www.sec.gov.

The forward-looking statements and other information contained in this news release are made as of the date hereof and Sharon AI does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

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